Exhibit (a)(5)

                             ROYCE VALUE TRUST, INC.

                              ARTICLES OF AMENDMENT

          Royce Value Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that the Articles Supplementary to the Corporation's Articles of Incorporation relating to the Corporation's 8% Cumulative Preferred Stock (the "Cumulative Preferred Stock") (the "Articles Supplementary") are hereby amended in the manner set forth below.

          FIRST: Article FIRST of the Articles Supplementary is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

                    FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Articles FIFTH of the Charter of the Corporation, the Board of Directors has authorized the issuance of a series of 10,000,000 shares of preferred stock, par value $.001 per share, of the Corporation designated as the 7.80% Cumulative Preferred Stock (the "Cumulative Preferred Stock") and has provided for the issuance of shares of such series.

          SECOND: Article I of the Articles Supplementary is hereby further amended by deleting the definition of "Cumulative Preferred Stock" in its entirety and inserting the following in lieu thereof:

                    "Cumulative   Preferred   Stock"   means   the  7.80%
                     ------------------------------
                    Cumulative Preferred Stock, par value $.001 per share, of the Corporation.

          THIRD: Article II of the Articles Supplementary is hereby further amended by deleting paragraph 1 thereof and inserting the following in lieu thereof:

                    1.       Dividends.
                             ---------
                    (a) ______ Holders of shares of the Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends at the annual rate of 7.80% per share (computed on the basis of a 360-day year consisting of twelve 30-day months) of the initial Liquidation Preference of $25.00 per share on the Cumulative Preferred Stock and no more, payable quarterly on March 23, June 23, September 23 and December 23 in each year (each a "Dividend Payment Date"), commencing March 23, 1998 (or, if any such day is not a Business Day, then on the next succeeding Business
                    Day) to holders of record of the Cumulative Preferred Stock as they appear on the stock register of the Corporation at the close of business on the preceding March 6, June 6, September 6 and December 6 (or, if any such day is not a Business Day, then on the next succeeding Business Day), as the case by be, in preference to dividends on shares of Common Stock and any other capital stock of the Corporation ranking junior to the Cumulative Preferred Stock in payment of dividends. Dividends on shares of the Cumulative Preferred Stock shall accumulate from the date on which the first such shares of the Cumulative Preferred Stock are originally issued ("Date of Original Issue"). Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after issuance of such shares) and ending on but excluding the next succeeding Dividend Payment date is referred to herein as a "Dividend Period." Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors.

          FOURTH: Article II of the Articles Supplementary is hereby further amended by deleting Paragraph 3(b) thereof in its entirety and inserting the following in lieu thereof:

                    3.       Redemption
                             -----------
                    (b)      Optional Redemptions.
                             ---------------------
                    Prior to August 15, 2003, the Corporation may, at its option, redeem shares of the Cumulative Preferred Stock at the Redemption Price per share only if and to the extent that any such redemption is necessary, in the judgment of the Corporation, to maintain the Corporation's status as a regulated investment company under Subchapter M of the Code. Commencing August 15, 2003 and at any time and from time to time thereafter, the Corporation may, at its option, to the extent permitted by the 1940 Act, Maryland law, the Indenture and any other agreements in respect of indebtedness of the Corporation to which it may be a party or by which it may be bound, redeem the Cumulative Preferred Stock in whole or in part at the Redemption Price per share.

          FIFTH: Article II is hereby further amended by deleting Paragraph 8(b) thereof in its entirety and inserting the following in lieu thereof:

                    8.       Limitation on Incurrence of Additional
                             --------------------------------------
                             Indebtedness and Issuance of Additional
                             ---------------------------------------
                             Preferred Stock.
                             ---------------

                    (b) So long as any shares of the Cumulative Preferred Stock are outstanding, the Corporation may issue and sell additional shares of the Cumulative Preferred Stock authorized hereby and/or shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the shares of the Cumulative Preferred Stock, provided that (i) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional Preferred Stock to purchase all or a portion of the shares of the Cumulative Preferred Stock or to redeem or otherwise refinance all or a portion of the shares of the Cumulative Preferred Stock, any other Preferred Stock and/or any indebtedness of the Corporation then outstanding, then the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock, as defined in
                    Section 18(h) of the 1940 Act, or at least 250% of the shares of the Cumulative Preferred Stock and all other Preferred Stock of the Corporation then outstanding, or (ii) if the Corporation is using the proceeds (net of all offering expenses payable by the Corporation) of such additional Preferred Stock for any other purpose, then the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock as defined in Section 18(h) of the 1940 Act of at least 300% of the shares of the Cumulative Preferred Stock and all other Preferred Stock of the Corporation then outstanding, and, in the case of either (i) or (ii) above, (iii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of dividends.

          SIXTH: The foregoing amendment to the Articles Supplementary was advised by the Board of Directors and approved by the stockholders of the Corporation.


          IN WITNESS WHEREOF, Royce Value Trust, Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer and witnessed by its Secretary or Assistant Secretary as of this ________________ day of ____, 1998.

          The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

                                        ROYCE VALUE TRUST, INC.

                                        /s/ John D. Diederich
                                        Name: John D. Diederich
                                        Title: President

Witness:

/s/ John E. Denneen
Name:  John E. Denneen
Title: Secretary